Exhibit (l)(20)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 2, 2018

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, NY 10016
Re: Prospect Capital Corporation 6.25% Notes due 2024 and 6.25% Notes due 2028

Ladies and Gentlemen:
We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company from time to time of up to $100,000,000 in the aggregate principal amount of the Company’s 6.25% Notes due 2024 (the "2024 Securities") and up to $100,000,000 in the aggregate principal amount of the Company's 6.25% Notes due 2028 (the "2028 Securities," and together with the 2024 Securities, the “Securities”), as described in the prospectus supplement, dated as of July 2, 2018. The 2024 Securities are to be issued under the Indenture, dated as of February 16, 2012 (the "Indenture"), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the "Original Trustee"), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated as of the date hereof (the "2024 Notes Supplemental Indenture"). The 2028 Securities are to be issued under the Indenture, as supplemented by a supplemental indenture, dated as of the date hereof (the "2028 Notes Supplemental Indenture," and together with the 2024 Notes Supplemental Indenture, the "Supplemental Indentures"). The 2024 Securities and 2028 Securities are to be sold by the Company pursuant to (i) the Debt Distribution Agreement, dated the date hereof, by and among B. Riley FBR, Inc., as agent ("B. Riley"), the Company, Prospect Capital Management L.P., a Delaware limited partnership (the "Adviser"), and Prospect Administration LLC, a Delaware limited liability company (the "Administrator" and, together with the Company and the Adviser, the "Opinion Parties") (the “B. Riley

Prospect Capital Corporation

July 2, 2018

Debt Distribution Agreement”), and (ii) the Debt Distribution Agreement, dated the date hereof, by and among BB&T Capital Markets, a division of BB&T Securities, LLC, as agent ("BB&T" and, together with B. Riley, the "Agents") and the Opinion Parties (the "BB&T Debt Distribution Agreement," and together with the B. Riley Debt Distribution Agreement, the "Debt Distribution Agreements"). The original issuance of the Company's 2024 Securities conducted pursuant to a supplemental indenture, dated as of December 10, 2015 (the "Original 2024 Notes Supplemental Indenture") and the original issuance of the Company's 2028 Securities conducted pursuant to a supplemental indenture, dated as of June 7, 2018 (the "Original 2028 Notes Supplemental Indenture," and together with the Original 2024 Notes Supplemental Indenture, the "Original Supplemental Indentures").
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "1933 Act").
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)     the registration statement on Form N-2 (File No. 333-213391) of the Company relating to debt securities and other securities of the Company originally filed with the Commission on August 31, 2016 under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the 1933 Act (the "1933 Act Rules"), Pre-Effective Amendments No. 1 and No. 2 thereto, Post-Effective Amendments No. 1 through No. 83 thereto, including Post-Effective Amendment No. 50 which was filed on October 26, 2017 and declared effective on October 30, 2017, the information deemed to be a part of the registration statement pursuant to Rule 430B of the 1933 Act Rules, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on October 30, 2017 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");
(b)     the prospectus, dated October 30, 2017 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;
(c)     the prospectus supplement, dated July 2, 2018, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 497(e) of the 1933 Act Rules (together with the Base Prospectus, the "Prospectus");
(d)    an executed copy of the B. Riley Debt Distribution Agreement;
(e)    an executed copy of the BB&T Notes Debt Distribution Agreement;
(f)    an executed copy of the Indenture;
(g)    an executed copy of the 2024 Notes Supplemental Indenture;
(h)    an executed copy of the 2028 Notes Supplemental Indenture;

Prospect Capital Corporation

July 2, 2018

(i)    an executed copy of the Original 2024 Notes Supplemental Indenture;
(j)    an executed copy of the Original 2028 Notes Supplemental Indenture;
(k)    the forms of certificates to evidence the Securities (the "Securities Certificates") in the form attached to the Supplemental Indentures; and
(l)    an executed copy of a certificate of Kristin L. Van Dask, Secretary of the Company, dated the date hereof (the "Secretary's Certificate");
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Debt Distribution Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined on Law”).
As used herein, “Transaction Agreements” means the Debt Distribution Agreements, the Indenture, the Supplemental Indentures and the Securities Certificates.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities offered by the Company, when duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture and the Supplemental Indentures, and delivered to the purchasers thereof against payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Prospect Capital Corporation

July 2, 2018

The opinion stated herein is subject to the following qualifications:

(a)the opinion stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)we do not express any opinion with respect to the enforceability of Section 1.13 of the Indenture to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(g)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Prospect Capital Corporation

July 2, 2018

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)each of the Transaction Agreements had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicted or will conflict with the articles of incorporation of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law);

(e)the Indenture has not been amended, modified, supplemented (other than by the Original Supplemental Indentures and the Supplemental Indentures, and such supplements disclosed in Schedule A hereto as to which we express no opinion and which we assume have no effect on the opinions contained herein), rescinded or terminated and that none of the parties to the Indenture have taken any steps or other action to amend, modify, supplement, rescind or terminate the Indenture; and
(f)    neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Prospect Capital Corporation

July 2, 2018

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the 1933 Act Rules. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH